UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2019
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	APTS	NYSE
Securities registered pursuant to Section 12(g) of the Act:
Title of each class
Series A Redeemable Preferred Stock, par value $0.01 per share
Warrant to Purchase Common Stock, par value $0.01 per share
Series M Redeemable Preferred Stock, par value $0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On June 28, 2019, GMH CAPITAL PARTNERS, LP, a Delaware limited partnership ("Purchaser") terminated the previously announced Purchase and Sale Agreement dated as of May 24, 2019, (the "Purchase Agreement") by and between Purchaser and PCC TALLAHASSEE, LLC, a Delaware limited liability company ("Tallahassee Seller"), PCC ORLANDO, LLC, a Delaware limited liability company ("Orlando Seller"), PCC COLLEGE STATION, LLC, a Delaware limited liability company ("College Station Seller"), PCC LUBBOCK, LLC, a Delaware limited liability company ("Lubbock Seller"), PCC WACO, LLC, a Delaware limited liability company ("Waco Seller"), PCC TEMPE, LLC, a Delaware limited liability company ("Tempe Seller"), HAVEN CAMPUS COMMUNITIES-KENNESAW, LLC, a Delaware limited liability company ("Kennesaw Seller"), and HAVEN CAMPUS COMMUNITIES-CHARLOTTE, LLC, a Georgia limited liability company ("Charlotte Seller", and together with Tallahassee Seller, Orlando Seller, College Station Seller, Lubbock Seller, Waco Seller, Tempe Seller and Kennesaw Seller, jointly and severally, "Seller"), which contemplated the disposition of Seller's portfolio of eight student housing communities for an aggregate gross purchase price of $475.4 million, exclusive of acquisition-related and financing-related transaction costs.

Purchaser exercised its right to terminate the Purchase Agreement by submitting a termination notice dated June 28, 2019, to Seller. As a result of the termination, Purchaser forfeited and Seller retained, the $1.0 million earnest money deposit made under the Purchase Agreement and the parties were released from further obligations under the Purchase Agreement, except those which expressly survive the termination of the Purchase Agreement pursuant to its terms. Seller incurred no penalties as a result of the termination.

Notwithstanding the foregoing, based on discussions with the Purchaser, the Registrant currently believes that Purchaser will request to reinstate the Purchase Agreement within the next few weeks.

Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "outlook" and similar expressions. No assurances can be given that the Purchase Agreement will be reinstated or, if reinstated, what material terms may differ and how they may materially differ from those in the Purchase Agreement.
All information in this Current Report on Form 8-K is as of the date of such report. The Registrant does not undertake a duty to update forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Registrant may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: July 5, 2019	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Corporate Secretary